EXHIBIT 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

IN RE:	§
	§	CASE NO. 03-34762-HDH-11
DAISYTEK, INCORPORATED, et al.,	§
	§	(Chapter 11)
DEBTORS.	§	(Jointly Administered)

ORDER AUTHORIZING AND APPROVING (I) SALE OF  SUBSTANTIALLY ALL OF THE ASSETS OF DIGITAL STORAGE, INC.  FREE AND CLEAR OF ALL LIENS, CLAIMS, ENCUMBRANCES AND  OTHER INTERESTS AND (II) ASSUMPTION AND ASSIGNMENT  OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES

On June 16, 2003, the above-referenced debtors (the “Debtors”) filed their Expedited Motion for Entry of Orders Authorizing and Approving: (i) Sale Procedures; (ii) Sale of Substantially All the Assets of Digital Storage, Inc.; (iii) Assuming and Assigning Certain Executory Contracts and Unexpired Leases; and (iv) Reduction of Applicable Notice Periods (the “Sale Motion”). BASED UPON THE RECORD MADE AT THE HEARINGS ON THE SALE MOTION, THE COURT MAKES THE FOLLOWING FINDINGS OF FACT AND CONCLUSIONS OF LAW:

Jurisdiction

A. This Court has jurisdiction over the Sale Motion pursuant to 28 U.S.C. § 1334. This proceeding is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(A) and (N). Venue is proper in the Northern District of Texas pursuant to 28 U.S.C. §§ 1408 and 1409.

Procedural Background

B. On May 7, 2003 (the “Initial Petition Date”), Daisytek, Incorporated (“Inc.”), Arlington Industries, Inc. (“Arlington”); B.A. Pargh Company; Daisytek Latin America, Inc.;

Digital Storage, Inc. (“DSI”); Tapebargains.com, Inc.; The Tape Company (“Tape”); and Virtual Demand, Inc. each filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). Thereafter, on June 3, 2003, Daisytek International Corporation (“International”) filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code. The Debtors continue to operate their businesses and manage their properties as debtors-in-possession pursuant to Bankruptcy Code §§ 1107 and 1108.

C. On June 20, 2003 this Court entered its Order Establishing Procedures for Sale of Substantially All the Assets of Digital Storage, Inc. (the “Bid Procedures Order”). The Bid Procedures Order established, inter alia, the procedure whereby other potential purchasers could provide competing bids for the purchase of the assets of DSI.

Factual Background

D. International was founded in 1977 as a computer supplies reseller in Richardson, Texas. Today, International is a holding company that, by and through its U.S. subsidiaries (the “Other Debtors”) and certain direct and indirect foreign subsidiaries (together with International, and the Other Debtors, “Daisytek”), is a leading global distributor of (a) computer supplies; and (b) professional tape products. Daisytek’s total revenue for fiscal year 2003 was in excess of $1,500,000,000. As of the Petition Date, the Debtors had approximately 393 full-time and 4 part-time employees within the United States.

E. The Debtors are borrowers under a working capital credit facility (the “BOA Credit Facility”) with Bank of America, N.A., as agent (“BOA”), and certain other lenders that are parties thereto (the “Lenders”). As of the Petition Date, the outstanding principal amount of the BOA Credit Facility was approximately $59,000,000.

F. The Debtors intend to restructure and reorganize their financial affairs and businesses around the assets of Arlington and Tape, each of which has historically been a profitable operation. The Debtors, in the exercise of their business judgment, decided to sell the assets of DSI, and begin the immediate, orderly wind down of the business affairs of Inc. The Debtors have taken steps, subject to necessary Bankruptcy Court approvals, as reasonably necessary to maximize the value of DSI’s and Inc.’s assets.

G. Based on the testimony at the hearing on approval of the bidding procedures, the inventory levels at DSI were below historic norms on the Initial Petition Date due to the Debtors’ liquidity constraints. Since the Initial Petition Date, DSI has been permitted under the Orders relating to the Debtors’ use of cash collateral to purchase only the inventory needed to replace goods sold through May 31, 2003. This has resulted in DSI’s inability to meet its customer demands. If left unremedied, the continued stress caused by DSI’s shortage of inventory and lack of liquidity would cause DSI to suffer significant losses from its customer base. Therefore, the Debtors chose to market and sell DSI in an effort to maximize the distributions to their creditors. Based on the testimony at the hearing on the approval of the bidding procedures, the Debtors established a clear need to sell DSI on an expedited basis.

H. The Debtors’ marketing efforts for DSI were adequate and appropriate under the exigent circumstances relating to DSI.

I. An auction for the sale of DSI’s assets was held on June 24, 2003. At the auction, Dexxon Digital Storage, Inc. (the “Buyer”) made the highest and best offer to purchase substantially all of the assets of DSI, subject to approval of this Court.

Terms of the Proposed Sale to the Buyer

J. The Debtors engaged in extensive and vigorous, arm’s length negotiations with respect to the terms and conditions for the sale of substantially all of the assets of DSI. The specific terms and conditions of the proposed purchase by the Buyer are set out in an Asset Purchase Agreement between the Buyer and DSI dated June 24, 2003 (the “Asset Purchase Agreement”), a form of which is attached as Exhibit A to this Order. Pursuant to the Asset Purchase Agreement, the Buyer will purchase, inter alia, the assets of DSI described therein (the “Purchased Assets”) and certain executory contracts and unexpired leases (the “Assigned Contracts” and together with the Purchased Assets, the “Assets”).

K. Pursuant to the Asset Purchase Agreement, the Buyer proposes to close on the transaction as soon as possible after the entry of this Order.

L. All of the Assets shall be sold free and clear of liens, claims, encumbrances and other interests pursuant to Bankruptcy Code § 363(f). Any liens which have been asserted against all or any of the Assets shall attach to the net sale proceeds. If a dispute arises over the priority or validity of a particular lien asserted against the Assets, this Court retains jurisdiction to adjudicate such disputes. The Buyer is not acquiring or assuming any “claims” (as that term is defined in Bankruptcy Code § 101(5)) against any of the Debtors except as otherwise specifically provided in the Asset Purchase Agreement.

Notice of Sale to Creditors

M. Based on the testimony provided and evidence presented at the hearings on the Sale Motion, notice of the Sale Motion, the Asset Purchase Agreement, and the hearing on the Sale Motion was provided on or about June 17, 2003: (a) via facsimile or overnight courier, upon (i) every non-debtor party to an executory contract and unexpired lease with DSI, (ii) each person or entity known to the Debtors to assert a secured claim against the Assets; (iii) the Office of the United States Trustee for the Northern District of Texas; (iv) counsel for the Committee; (v) counsel for the Lenders; (vi) each entity that has filed a notice of appearance in the Cases; (vii) all entities known to the Debtors to have indicated an interest in submitting a bid on the Assets; and (viii) all other persons and entities upon whom the Debtors were otherwise required by Order of this Court; and (b) via United States mail, postage prepaid, upon every holder of a claim against DSI that is known to the Debtors.

N. Based on the testimony provided and evidence presented at the hearings on the Sale Motion, notice of the schedule of Assigned Contracts (the “Contracts Schedule”), which included the proposed cure amounts related thereto, was provided by service of the Contracts Schedule on or about June 20, 2003, via facsimile or overnight courier upon every non-debtor party to an Assigned Contract. The foregoing notice of the Sale Motion and assumption and assignment of Assigned Contracts was adequate under the circumstances.

O. Justification for Sale

P. The Debtors have exercised sound business judgment in connection with the proposed sale to the Buyer. After considering the circumstances relating to the sale of the Assets, the Court has determined that the Buyer’s offer presents the best opportunity for these bankruptcy estates to realize the highest distribution possible to all creditors.

Q. The Debtors have carried the burden of demonstrating that the proposed sale on the terms and conditions of the Asset Purchase Agreement is in the best interest of these estates, and the Court further finds that the Debtors have met the standards set out in In re Lionel Corp., 722 F.2d 1063, 1071 (2d Cir. 1983) to approve the expedited sale of a substantial percentage of their assets. Moreover, the sale to the Buyer on the terms and conditions of the Asset Purchase

Agreement does not constitute a sub rosa plan of reorganization or violate any provision of the Bankruptcy Code or Bankruptcy Rules.

R. The transactions contemplated in the Sale Motion, as approved and implemented herein, are in compliance with and satisfy all applicable provisions of the Bankruptcy Code, including but not limited to Bankruptcy Code § 363(b), (f) and (o). The terms and conditions of the sale of the Assets to the Buyer, as set out in the Asset Purchase Agreement, together with any other transactions described in the Asset Purchase Agreement, are approved by this Order as fair and reasonable.

S. The Buyer’s offer, as approved herein, is the highest and best offer for the Assets. The aggregate purchase price offered by the Buyer constitutes full and adequate consideration and reasonably equivalent value for the Assets.

T. The transfer of the Assets to the Buyer on the Closing Date (as defined in the Asset Purchase Agreement), for the consideration set forth above is in the best interest of the Debtors’ estates, their creditors and all parties-in-interest.

Good Faith

U. The transfer of the Assets to the Buyer represents an arm’s length transaction and has been negotiated in good faith between the parties. The Buyer, as transferee of the Debtors’ property, is a good faith purchaser under Bankruptcy Code § 363(m) and, as such, is entitled to the full protection of Bankruptcy Code § 363(m).

Sale Free and Clear of Liens, Claims and Encumbrances

V. The Debtors may sell the Assets free and clear of all liens, claims, encumbrances and other interests pursuant to Bankruptcy Code § 363(f).

Assumption and Assignment of Executory Contracts and Unexpired Leases

W. The payment to each of the counterparties to each of the Assigned Contracts of the cure amount as set forth in the Contracts Schedule, which was filed with the Court on June 20, 2003, is in full and final satisfaction of all obligations and is full compensation to the counterparties for any pecuniary losses under such contracts or leases pursuant to Bankruptcy Code § 365(b)(1). Pursuant to the terms of the Asset Purchase Agreement, the payment of all cure amounts with respect to the assumption and assignment of the Assigned Contracts shall be made by Buyer.1

X. The Buyer has demonstrated adequate assurance of future performance of the Assigned Contracts.

BASED UPON THE FOREGOING, IT IS HEREBY ORDERED, ADJUDGED AND DECREED:

1. The Sale Motion is hereby granted and the sale of the Assets to the Buyer, on the terms and subject to the conditions set forth in the Asset Purchase Agreement (together with the attached schedules and exhibits), hereby is APPROVED in its entirety.

2. The Debtors shall be authorized and directed to fully perform all terms and conditions of the Asset Purchase Agreement, together with all additional instruments and documents which may be reasonably necessary, convenient or desirable in performing under the Asset Purchase Agreement, and to take any and all further actions (including any prorations, adjustments and the like provided for in the Asset Purchase Agreement) as may be necessary or appropriate in performing the obligations as contemplated by the Asset Purchase Agreement.

[1]	The obligation of Buyer to pay the cure amounts shall supercede the provisions of the fourth decretal paragraph on page 7 of the Bid Procedures Order.

Any objections to the Sale Motion that were not withdrawn or settled on the record are overruled.

3. Subject to the fulfillment of the terms and conditions of the Asset Purchase Agreement, at the Closing, DSI, as is required under the Asset Purchase Agreement, shall sell, transfer, assign and convey to the Buyer all right, title and interest in and to the Assets. DSI and the other Debtors are authorized, empowered and hereby directed to deliver all bills of sale, assignments and other such documentation that may be necessary or reasonably requested by the Buyer to evidence the transfers required under the Asset Purchase Agreement.

4. This Order is and shall be effective as a determination that, upon the Closing, all Claims (as defined below) existing as to all or any part of the Assets have been and are adjudged and declared to be unconditionally released, discharged and terminated, with such Claims attaching to the net sale proceeds from the sale of the Assets to the Buyer. The transfer of the Assets to the Buyer as of the Closing shall be free and clear of any and all liens, claims, encumbrances, charges and other interests thereon and there against of whatever type or description, including, but not limited to, mortgages, security interests, pledges, judgments, reclamation claims, leases, subleases, licenses, options, easements, deeds of trust, conditional sales agreements, title retention arrangements intended as security, interests of consignment creditors, guarantees, hypothecations, charges, obligations, rights, restrictions and other interests and encumbrances, and other claims and interests (all such claims and interests described in this paragraph shall be referred to collectively as “Claims”), having arisen, existed or accrued prior to and through the Closing Date, whether such Claims are direct or indirect, absolute or contingent, choate or inchoate, fixed or contingent, matured or unmatured, liquidated or unliquidated, voluntarily incurred or arising by operation of law, against (a) DSI, (b) any of the other Debtors; or (c) the Assets.

5. All Claims in or against the Assets shall attach to the net proceeds arising from the sale of the Assets to the Buyer with the same force, validity, effect, priority and enforceability as such Claims had prior to such sale. Any issues regarding the extent, validity, perfection, priority and enforceability of such Claims with respect to any net sale proceeds shall be determined by the Court upon proper application at a later date.

6. Except as expressly provided in the Asset Purchase Agreement, the Buyer shall not be deemed to have assumed any “claims” (as that term is defined in Bankruptcy Code § 101(5)) against any of the Debtors, including DSI. Under no circumstances shall the Buyer be deemed a successor of or to any of the Debtors, including DSI, for any liability of any or all of the Debtors (whether direct or indirect, known or unknown, liquidated or unliquidated, choate or inchoate, or contingent or fixed).

7. All of the Debtors’ interests in the Assets shall be, as of the Closing, transferred to, and vested in, the Buyer. Subject to the fulfillment of the terms and conditions of the Asset Purchase Agreement, as of the Closing, this Order shall be considered and constitute for all purposes a full and complete general assignment, conveyance and transfer of the Assets and/or a bill of sale transferring good and marketable, indefeasible title and interest in the Assets to the Buyer. All governmental recording offices and all other parties, persons or entities are hereby directed to accept this Order as such an assignment and/or bill of sale, and, if necessary, this Order shall be accepted for recordation on or after the Closing as conclusive evidence of the free and clear, unencumbered transfer of title to the Assets conveyed to the Buyer at the Closing. The

Debtors are further authorized and directed to execute and deliver to the Buyer such other and further documents as it may reasonably request to evidence the transfer.

8. If any one or more of the Assets is in the care, custody or possession of a non-debtor party, such party following the Closing shall immediately upon request of the Buyer surrender the Asset(s) which it is holding to the Buyer.

9. This Court shall have exclusive jurisdiction to implement and enforce the terms and provisions of the Asset Purchase Agreement and this Order, including any disputes or controversies relating hereto or with respect to the sale, the proceeds of sale, the transfer and/or assignment and delivery of the Assets to the Buyer, and the Buyer’s peaceful use and enjoyment thereof after the Closing, free and clear of any Claims, regardless of whether a plan of reorganization has been confirmed in these Cases and irrespective of the provisions of any such plan or order confirming such plan.

10. The terms and provisions of this Order shall be binding in all respects upon the Debtors, their employees, officers, and directors, their creditors, any parties having received notice of these proceedings (actual or constructive), any affected third parties and other parties in interest, any persons or entities asserting a Claim against, or an interest in, the Debtors’ estates or to any of the Assets sold, conveyed and assigned pursuant to this Order, the Buyer, and all successors, transferees or assigns of the above-mentioned parties, including, but not limited to, a chapter 11 trustee or chapter 7 trustee.

11. This Order is a final order (as opposed to an interlocutory order) and is enforceable upon entry. To the extent necessary under Bankruptcy Rules 5003, 9014, 9021 and 9022, this Court expressly finds that there is no just reason for delay in the implementation of this Order and expressly directs entry of judgment as set forth herein. In addition, as no unresolved objections to the Sale Motion remained at the time of the hearing on the Sale Motion, the Court orders that the ten-day automatic stay imposed by Bankruptcy Rules 6004(g) and 6006(d) does not apply. Accordingly, this Order is subject to immediate execution and fulfillment by the Debtors and the Buyer.

12. The Buyer, as transferee of DSI’s property, is a good faith purchaser under Bankruptcy Code § 363(m) and, as such, is entitled to the full protection of Bankruptcy Code § 363(m).

13. Pursuant to Bankruptcy Code § 363(m), the reversal or modification of this Order on appeal will not affect the validity of the transfer of the Assets to the Buyer, as well as the transactions contemplated and/or authorized by this Order, unless the same is stayed pending appeal prior to the Closing on the Asset Purchase Agreement. The Debtors, either individually or collectively, may close on the Asset Purchase Agreement as soon as practicable after entry of this Order into the Court’s docket.

14. Each and every federal, state and local government agency or department is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Asset Purchase Agreement, including, but not limited to, documents and instruments for recording in any governmental agency or department required to transfer to the Buyer the names and any and all other licenses or permits under the Debtors’ ownership necessary, for the operations that are associated with the Assets. All county and state offices are further directed to accept any and all termination statements under the Uniform Commercial Code for release of any liens or encumbrances against any of the Assets. Pursuant to section 1146(c) of the Bankruptcy Code, the execution, delivery and/or recordation of any and all documents or instruments necessary or desirable to consummate the transactions contemplated by the Asset Purchase Agreement and the transfer of the Assets pursuant thereto shall be, and hereby is, exempt from the imposition and payment of any and all recording, transfer, sales and use, stamp or other similar taxes.

15. Any and all parties asserting liens or encumbrances against the Assets shall, to the extent necessary, execute contemporaneously with Closing on the Asset Purchase Agreement (or as soon as reasonably practical thereafter as requested by the Buyer), any and all documents, releases or instruments necessary to release, remove or terminate the lien, liens or encumbrances which have been asserted against any one or all of the Assets.

16. As provided in the Bid Procedures Order, the Debtors are authorized and directed to (a) pay the Break-Up Fee (as defined in the Bid Procedures Order) to Digital Storage Acquisition Company, L.L.C. (“DSAC”), and (b) return the Good Faith Deposit (as defined in the Bid Procedures Order) of DSAC to the persons making such deposit. Furthermore, the Debtors are ordered and directed to immediately pay George Babyak his remaining base salary through July 17, 2003. The payment to Babyak and the Break-Up Fee may be made from the sale proceeds received from Buyer.

17. After payment of the Break-Up Fee and the payment to Babyak, the Debtors are authorized and directed to pay the balance of the sale proceeds to Lenders for application to the Lenders’ debt.

Dated: June         , 2003

THE HONORABLE HARLIN D. HALE UNITED STATES BANKRUPTCY JUDGE

Agreed to and Accepted by:

VINSON & ELKINS L.L.P.

3700 Trammell Crow Center

2001 Ross Avenue

Dallas, Texas 75201

Tel: 214-220-7700

Fax: 214-220-7716

By:
Daniel C. Stewart, SBT # 19206500 Paul E. Heath, SBT # 09355050 Richard H. London, SBT # 24032678

ATTORNEYS FOR THE DEBTORS

-AND-

JONES DAY

Jeffrey B. Ellman, Esq.

Jeffery D. Litle, Esq.

41 South High Street, Suite 1900

Columbus, Ohio 43215

Tel: 614-469-3939

Fax: 614-461-4198

-AND-

JONES DAY

2727 North Harwood Street

Dallas, Texas 75201

Tel: (214) 220-3939

Fax: (214) 969-5100

By:
Daniel P. Winikka, SBN 00794873
David G. Adams, SBN 00793227

ATTORNEYS FOR DEXXON DIGITAL

STORAGE, INC.

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